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                                                                   Exhibit 10.21

                                 PROMISSORY NOTE

$502,692.00                                                 October 1, 1994

      FOR VALUE RECEIVED, INTRINSIX CORPORATION, 33 Lyman Street, Westboro, Massachusetts 01581, ("Maker"), promises to pay to the order of GINTARAS SUBATIS, of 59 Dayton Street, Quincy, Massachusetts 02169, the principal sum of FIVE HUNDRED TWO THOUSAND SIX HUNDRED AND NINETY TWO 00/100 ($502,692.00) DOLLARS, with interest thereon from the date hereof, until paid, at a rate equal to Eight (8%) Percent per annum.

      This Note shall be payable in Ninety Six (96) monthly installments of SEVEN THOUSAND ONE HUNDRED AND SIX 40/100 ($7,106.40) DOLLARS, commencing October 1st, 1994 and on the first day of each calendar month thereafter until September 1st, 2002 or until all principal and interest due hereunder are fully paid.

      The undersigned agrees to pay all costs and expenses, including all attorneys' fees, for the collection of this Note upon default, and to pay interest on all amounts not paid when due (pursuant to the terms hereof, by acceleration or otherwise) at the rate of one and one-half (1.5%) percent per month of the overdue payment until paid in full. All payments shall be made at such place or to such person as the Holder may from time to time designate in writing.

      At the option of the Holder, this Note shall become immediately due and payable upon notice or demand of the Holder, in the event that any of the following events shall have occurred and not been cured within fifteen (15) days thereafter: (1) Default in any payment or in the performance or observance of the terms or conditions of a certain Stock Repurchase Agreement by and between the undersigned and Gintaras Subatis of even date herewith (the "Agreement");
(2) Default in connection with the Security Agreement and Financing Statement (including amendments and extensions thereof) securing this Note; (3) Such a change in the management or ownership of Maker which causes the Holder to believe that his risks of non-performance are increased or the sale of all or substantially all of the assets of the Maker; (4) If the Maker makes an assignment for benefit of creditors, or if a receiver shall be appointed or if a petition in bankruptcy or other similar proceeding under any law for relief of debtors shall be filed by or against the Maker; or (5) The current principal officers of the Maker become owners or principals in a company offering services in competition with those currently or reasonably anticipated to be offered by the Maker.

      Any notice of default required under this Note will be given by the Holder to the Maker by delivering it or mailing it by first class mail to the Maker's principal place of business or at a different address if Maker gives the Holder a notice of a different address.

      Each and every party liable hereon, either as maker, endorser, guarantor, surety or otherwise, hereby: (1) waives presentment, demand, protest and notice of every kind and description and specifically assents to any and all extensions and postponements of the time of payment and all other indulgences and forbearances which may be granted by the Holder to any party liable hereon; (2) agrees to any substitution, exchange, release, surrender or other

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delivery of any collateral held hereunder and to the addition or release of any other party or person primarily or secondarily liable; and (3) agrees that the obligations and agreements of all such parties shall be joint and several.

      This Note may be subordinated to other Promissory Notes or Credit Lines from an institutional lender only upon the written consent of the Holder, which will not be unreasonably withheld. Failure to obtain the Holder's prior written consent shall constitute a default and, at the Holder's option, Holder may demand immediate payment in full of all sums due under this Note. If Holder exercises its option to require immediate payment in full, the Holder shall notify Maker as herein provided.

      No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed as a bar to or waiver of the same or any other right on any future occasion.

      All property (including tangible, intangible, real, personal, and other property of every kind, nature and description) and security delivered to or held by the Holder as security for the payment of this Note to the Holder or any party liable hereon, either as maker, endorser, guarantor, surety or otherwise, or for which any such party is liable to the Holder, and all guaranties and endorsements hereof shall be deemed (insofar as it is legally possible to do so by agreement of the undersigned) to be security for and guaranties and endorsements assuring the payment of this Note and all other said notes and the performance of all said obligations and liabilities of all such parties liable thereon to the Holder whether now existing or hereafter arising, due or to become due, absolute or contingent, joint or several, primary or secondary.

      No single or partial exercise of any power hereunder or under the Agreement, any security agreement securing this Note shall preclude other or future exercise thereof or the exercise of any other power. The Holder hereof shall at all times have the right to proceed against any portion of the security held therefor in such order and in such manner as the Holder may see fit, without waiving any rights with respect to any other security.

      All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts, and this Note is executed as and shall have the effect of a sealed instrument. Notwithstanding any provision herein or in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limitations now imposed by the applicable laws of the state whose laws are controlling on the subject as shall be determined by final order of a court of competent jurisdiction.

      This Note may be prepaid in whole or part at any time by the maker without penalty.

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      IN WITNESS WHEREOF, the undersigned has executed this Note, by its
President, duly authorized this 22nd day of November, 1994.

Witness:


/s/ Mark A. Beal                          INTRINSIX CORPORATION
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                                          BY: /s/ Jim Gobes
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                                          TITLE: President
                                                 ----------------------------